SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 18, 2004

HUB GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-27754	36-4007085
(Commission File Number)	(I.R.S. Employer Identification No.)

3050 Highland Parkway, Suite 100, Downers Grove, IL 60515

(Address Of Principal Executive Offices, including Zip Code)

(630) 271-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure

The Company’s increased sales and the benefits from its continuing cost reduction efforts more than offset the limited reduction in volume and increased costs that the Company incurred during May 2004 due to a strike by independent truck drivers in Northern California. The Company expects that its diluted earnings per share for the second quarter will exceed the current analysts’ expectations. Hub Group is not updating its guidance on annual earnings per share for 2004 at this time, but plans to do so when it announces earnings for the second quarter.

Statements in this Form 8-K are not historical, including statements about Hub Group’s or management’s intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group’s SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2003, the quarterly report on Form 10-Q for the quarter ended March 31, 2004 and the Amendment No. 1 to Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUB GROUP, INC.

Dated: June 18, 2004		/s/ Thomas M. White
	By:	Thomas M. White
	Its:	Senior Vice President,
Chief Financial Officer and Treasurer